Exhibit 99.1

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
NorthWestern Corporation:


In our opinion, the accompanying combined balance sheet and the related combined statements of income, of other equity and of cash flows present fairly, in all material respects, the financial position of The Utility of The Montana Power Company and related subsidiaries and business trusts, consisting of the utility operations of The Montana Power Company, Montana Power Capital I, Discovery Energy Solutions, Inc., Canadian-Montana Pipe Line Corporation, Montana Power Services Company, One Call Locators, LLC, Montana Power Natural Gas Funding Trust and Colstrip Community Services Company, (collectively referred to as the "Utility"), at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Utility's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
Portland, Oregon
December 10, 2001

                    THE UTILITY OF THE MONTANA POWER COMPANY
                          COMBINED STATEMENT OF INCOME

                                               UNAUDITED
                                               ---------
                                                 NINE
                                                MONTHS             YEAR ENDED DECEMBER 31,
                                                 ENDED      -----------------------------------
                                               9/30/2001       2000         1999         1998
                                               ------------------------------------------------
                                                            (Thousands of Dollars)
REVENUES ...................................   $ 536,306    $ 676,053    $ 657,081    $ 637,763

EXPENSES:
   Operations and maintenance ..............     417,772      433,699      301,908      289,008
   Selling, general, and administrative ....      69,564      118,518       85,356       71,311
   Taxes other than income taxes ...........      40,997       55,616       67,898       63,195
   Depreciation and amortization ...........      42,765       54,123       69,694       71,580
                                               ------------------------------------------------
                                                 571,098      661,956      524,856      495,094
                                               ------------------------------------------------

INCOME (LOSS) FROM OPERATIONS ..............     (34,792)      14,097      132,225      142,669

INTEREST EXPENSE AND OTHER INCOME:
   Interest ................................      24,721       35,880       47,363       55,510
   Distributions on company obligated
      mandatorily redeemable preferred
      securities of subsidiary trust .......       4,119        5,492        5,492        5,492
   Other income - net ......................      (1,707)     (14,481)      (2,567)      (2,570)
                                               ------------------------------------------------
                                                  27,133       26,891       50,288       58,432
                                               ------------------------------------------------

   INCOME (LOSS) BEFORE INCOME TAXES .......     (61,925)     (12,794)      81,937       84,237

INCOME TAX EXPENSE (BENEFIT) ...............     (20,015)     (19,599)      13,895       27,427
                                               ------------------------------------------------

NET INCOME (LOSS) ..........................     (41,910)       6,805       68,042       56,810

DIVIDENDS ON PREFERRED STOCK ...............       2,847        3,690        3,690        3,690
                                               ================================================

NET INCOME (LOSS) AVAILABLE FOR LLC UNITS ..   $ (44,757)   $   3,115    $  64,352    $  53,120
                                               ================================================

LLC UNITS OUTSTANDING ......................          10           10           10           10

BASIC AND DILUTED EARNINGS (LOSS) PER
  LLC UNIT .................................   $  (4,476)   $     312    $   6,435    $   5,312
                                               ================================================


The accompanying notes are an integral part of these financial statements.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                             COMBINED BALANCE SHEET


                                     ASSETS

                                            UNAUDITED          DECEMBER 31,
                                            ----------   -----------------------
                                            9/30/2001     2000           1999
                                            ------------------------------------
                                                   (Thousands of Dollars)
CURRENT ASSETS:

   Cash and cash equivalents ............   $    6,504   $     --     $  443,036
   Temporary cash investments ...........         --           --         40,417
   Accounts receivable:
      Unrelated, net of allowances ......       54,439      135,424       99,159
      Related ...........................       55,909       76,883      214,454
   Materials and supplies (principally at
      average cost) .....................       11,508       11,287       11,270
   Notes receivable:
      Unrelated .........................          247          254         --
      Related ...........................        3,563       50,863         --
   Prepayments and other assets .........       51,516       48,513       42,862
   Prepaid income taxes .................       37,564       11,050         --
   Deferred income taxes ................       17,054       17,054        4,714
                                            ------------------------------------
                                               238,304      351,328      855,912

PROPERTY PLANT AND EQUIPMENT:

   Plant, less accumulated depreciation,
      depletion, and amortization .......    1,092,178    1,089,329    1,085,250

OTHER ASSETS:

   Intangibles ..........................        7,561        7,988         --
   Investments ..........................       25,439       25,937       24,504
   Regulatory assets related to income
      taxes .............................       56,929       60,423       60,538
   Regulatory assets - other ............      164,570      142,434      150,486
   Other deferred charges ...............        4,972        7,347       47,654
                                            ------------------------------------
                                               259,471      244,129      283,182

TOTAL ASSETS ............................   $1,589,953   $1,684,786   $2,224,344
                                            ====================================

The accompanying notes are an integral part of these financial statements.

                    THE UTILITY OF THE MONTANA POWER COMPANY

                             COMBINED BALANCE SHEET


                             LIABILITIES AND EQUITY

                                              UNAUDITED          DECEMBER 31,
                                              ----------   -----------------------
                                              9/30/2001       2000         1999
                                              ------------------------------------
                                                      (Thousands of Dollars)
CURRENT LIABILITIES:

   Accounts payable:
      Unrelated ...........................   $   37,162   $   72,919   $   24,172
      Related .............................       75,809       77,487       82,754
   Dividends payable ......................        1,460        1,456       22,746
   Income taxes payable ...................         --           --        115,784
   Other taxes payable ....................       40,195       30,827       34,922
   Regulatory liability - oil and natural
      gas sale ............................       30,427       32,549         --
   Short-term borrowing:
      Unrelated ...........................       74,600       75,000         --
      Related .............................       49,811       49,372       49,998
   Long-term debt due within one year .....        6,930       67,715       47,148
   Interest accrued .......................        9,539        5,895       11,890
   Other current liabilities ..............       53,395       62,403       47,654
                                              ------------------------------------
                                                 379,328      475,623      437,068

LONG-TERM LIABILITIES:

   Deferred income taxes ..................       86,422       81,004       82,283
   Investment tax credits .................       12,829       13,163       13,330
   Deferred revenue .......................       38,329       42,381       92,262
   Net proceeds from the generation sale ..      215,194      214,887      219,726
   Other deferred credits .................      114,595       67,814       85,503
                                              ------------------------------------
                                                 467,369      419,249      493,104

LONG-TERM DEBT:

   Long-term debt .........................      306,188      309,463      597,468
   Company obligated mandatorily redeemable
      preferred securities of subsidiary
      trust ...............................       65,000       65,000       65,000
                                              ------------------------------------
                                                 371,188      374,463      662,468

EQUITY:

   Preferred stock ........................       57,654       57,654       57,654
   Other equity ...........................      314,414      357,797      574,050
                                              ------------------------------------
                                                 372,068      415,451      631,704

   TOTAL LIABILITIES AND EQUITY ...........   $1,589,953   $1,684,786   $2,224,344
                                              ====================================

The accompanying notes are an integral part of these financial statements.

                    THE UTILITY OF THE MONTANA POWER COMPANY
                        COMBINED STATEMENT OF CASH FLOWS


                                                         UNAUDITED
                                                           NINE
                                                          MONTHS
                                                           ENDED            YEAR ENDED DECEMBER 31,
                                                         ---------    -----------------------------------
                                                         9/30/2001      2000         1999         1998
                                                         ------------------------------------------------
                                                                       (Thousands of Dollars)
NET CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss) ..................................  $ (41,910)   $   6,805    $  68,042    $  56,810
   Adjustments to reconcile net income (loss)
      to net cash provided by operating
      activities:
      Depreciation and amortization ...................     42,765       54,123       69,694       71,580
      Deferred income taxes ...........................      8,578      (13,671)    (188,570)      (4,252)
      Losses (gains) on sales of property
         and investments ..............................       --           --            (59)       3,372
      Other noncash charges to net
         income - net .................................     (6,478)       3,807       11,364       17,718
      Changes in assets and liabilities:
         Accounts and notes receivable -
            unrelated .................................     80,992      (36,519)      62,183      (47,780)
         Accounts and notes receivable -
            related ...................................     68,274       86,708     (131,293)     (63,636)
         Income taxes payable .........................       --       (115,784)     106,948        6,461
         Prepaid income taxes .........................    (26,514)     (11,050)        --           --
         Accounts payable - unrelated .................    (35,757)      48,747        2,033      (16,000)
         Accounts payable - related companies .........     (1,678)      (5,267)      50,720       21,934
         Deferred revenue .............................     (4,052)     (49,881)      92,262         --
         Miscellaneous temporary
            investments ...............................       --         40,417      (40,417)        --
         Shared proceeds - oil and
            natural gas sale ..........................      2,122       32,549         --           --
         Generation asset sale - net proceeds .........        307       (4,839)     219,726         --
         Other assets and liabilities -
            net .......................................     30,382       19,664       24,213       20,122
                                                         ------------------------------------------------
   Net cash provided by operating
      activities ......................................    117,031       55,809      346,846       66,329


The accompanying notes are an integral part of these financial statements.

                    THE UTILITY OF THE MONTANA POWER COMPANY
                    COMBINED STATEMENT OF CASH FLOWS (CONT.)


                                                     UNAUDITED
                                                       NINE
                                                      MONTHS
                                                       ENDED            YEAR ENDED DECEMBER 31,
                                                     ------------------------------------------------
                                                     9/30/2001      2000         1999         1998
                                                     ------------------------------------------------
                                                                   (Thousands of Dollars)
NET CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures ..........................     (44,796)     (77,867)     (79,575)     (94,461)
   Proceeds from sales of property and
      investments ................................          84       (1,091)     514,844       (2,841)
   Advances to related companies .................        --        (99,000)        --        (20,001)
   Additional investments ........................         498       (1,433)        (345)      (6,843)
                                                     ------------------------------------------------
      Net cash (used for) provided by
         investing activities ....................     (44,214)    (179,391)     434,924     (124,146)

NET CASH FLOWS FROM FINANCING ACTIVITIES:
   Purchase of The Montana Power Company
      treasury stock .............................        --        (60,784)    (144,872)        --
   Dividends from related companies ..............        --           --        138,900        6,500
   Issuance of The Montana Power Company
      common stock ...............................         590        2,384          357        7,950
   Dividends paid ................................      (2,768)     (67,053)     (90,902)     (91,598)
   Issuance of long-term debt ....................        --         36,990       23,074      129,334
   Retirement of long-term debt ..................     (64,174)    (305,365)    (145,201)     (46,024)
   Net change in short-term borrowing -
      unrelated ..................................        (400)      75,000         --        (69,100)
   Net change in short-term borrowing -
      related ....................................         439         (626)    (123,296)     123,961
                                                     ------------------------------------------------
      Net cash (used for) provided
         by financing activities .................     (66,313)    (319,454)    (341,940)      61,023
                                                     ------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .       6,504     (443,036)     439,830        3,206

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ...        --        443,036        3,206         --
                                                     ------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD .........   $   6,504    $    --      $ 443,036    $   3,206
                                                     ================================================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid for:
      Income taxes, net of refunds ...............   $ 100,015    $ 132,944    $ 126,514    $  27,635
      Interest ...................................      23,179       44,419       56,356       62,470


The accompanying notes are an integral part of these financial statements.

                    THE UTILITY OF THE MONTANA POWER COMPANY
                            STATEMENT OF OTHER EQUITY

                                               UNAUDITED
                                               ---------
                                                 NINE
                                                MONTHS
                                                 ENDED            YEAR ENDED DECEMBER 31,
                                                            -----------------------------------
                                               9/30/2001      2000         1999         1998
                                               ------------------------------------------------
                                                            (Thousands of Dollars)
Other equity at beginning of period ........   $ 357,797    $ 574,050    $ 602,493    $ 636,950
   Net income ..............................     (41,910)       6,805       68,042       56,810
   Issuance of The Montana Power
      Company common stock .................         590        2,384          357        7,950
   Reacquisition of The Montana Power
      Company common stock .................        --        (60,784)    (144,872)        --
   Dividend on The Montana Power
      Company common stock .................        --        (62,426)     (88,155)     (88,008)
   Dividend on The Montana Power
      Company preferred stock ..............      (2,847)      (3,690)      (3,690)      (3,690)
   Foreign currency translation adjustments          138            4           48          111
   Distributions on unallocated stock held
      by trustee for retirement savings plan       3,782        3,174        2,897        2,647
   Equity transfers and distributions ......        --        (99,000)     138,900      (13,501)
   Other ...................................      (3,136)      (2,720)      (1,970)       3,224
                                               ------------------------------------------------
Other equity at end of period ..............   $ 314,414    $ 357,797    $ 574,050    $ 602,493
                                               ================================================

The accompanying notes are an integral part of these financial statements.

NOTES TO THE FINANCIAL STATEMENTS

The accompanying combined financial statements of The Utility of The Montana Power Company as of and for the nine months ended September 30, 2001 are unaudited. In the opinion of management, these statements reflect all normally recurring accruals necessary for a fair statement of the results of operations for those interim periods. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year, and these financial statements do not contain the detail or footnote disclosure concerning accounting policies and other matters that would be included in full fiscal year financial statements. Therefore, these statements should be read in conjunction with our accompanying audited financial statements.

When we use the terms "we," "us," or "our" in this financial presentation, we mean the utility operations of The Montana Power Company (MPC) and its wholly owned subsidiaries and business trusts, consisting of The Montana Power Capital I, Discovery Energy Solutions, Inc., Canadian-Montana Pipe Line Corporation, Montana Power Services Company, One Call Locators, LLC, Montana Power Natural Gas Funding Trust, and Colstrip Community Services Company, collectively referred to as the Utility.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

|_|      THE MONTANA POWER L.L.C./UTILITY BUSINESS

On September 29, 2000, MPC entered into a Unit Purchase Agreement with NorthWestern Corporation (NorthWestern), a South Dakota-based energy company, to purchase its affiliate, The Montana Power, L.L.C. (MPLLC), a Montana limited liability company. As part of the restructuring, MPLLC will own the Utility, including our electric (including Colstrip Unit 4) and natural gas utility business, along with other assets, liabilities, commitments, and contingencies. The consideration for MPLLC is approximately $1,090,000,000, and is comprised of cash of $602,000,000 and NorthWestern's assumption of up to $488,000,000 of debt.

The closing is subject to the Montana Public Service Commission (PSC) approval of the utility operations under NorthWestern ownership as a fit, willing, and able provider of adequate service and facilities at just and reasonable rates, and other customary closing conditions. On November 7, 2001, the PSC established January 31, 2002 as the date for issuance of an order. We received approval for the utility sale from the MPC shareholders during a special meeting in September 2001, and regulatory approval from the Federal Energy Regulatory Commission
(FERC)in February 2001. Pending receipt of a final, favorable PSC order, we cannot assure that the sale of MPLLC to NorthWestern will be completed or that the terms and conditions will remain unchanged.

|_|      BASIS OF ACCOUNTING

Our accounting policies conform with generally accepted accounting principles. With respect to our utility operations, these policies are in accordance with the accounting requirements and ratemaking practices of applicable regulatory authorities.

|_|      PRINCIPLES OF COMBINATION

The combined financial statements of the Utility include the utility operations of MPC and MPC's wholly owned subsidiaries Canadian-Montana Pipe Line Corporation, Montana Power Capital I, Montana Power Natural Gas Funding

Trust, Colstrip Community Services Company, One Call Locators, LLC, Discovery Energy Solutions, Inc., and Montana Power Services Company. All intercompany transactions and balances have been eliminated in the combination of these entities. These entities are being combined because they represent the entities which will be wholly owned by MPLLC and included as part of the pending sale to NorthWestern discussed above. These entities are commonly owned and controlled by MPC.


|_|      USE OF ESTIMATES

Preparing financial statements requires the use of estimates based on information available. Actual results may differ from our accounting estimates as new events occur or we obtain additional information.


|_|      CASH AND CASH EQUIVALENTS AND TEMPORARY CASH INVESTMENTS


We consider all liquid investments with original maturities of three months or less to be cash equivalents, and investments with original maturities over three months and up to one year as temporary investments. At December 31, 1999, all of our investments were available for sale, and their fair value approximates the value reported on the Combined Balance Sheet. We had no temporary investments at December 31, 2000.


|_|      ACCOUNTS RECEIVABLE UNRELATED



Accounts receivable are presented net of allowance for doubtful accounts of $1,164,000 in 2000 and $1,104,000 in 1999.

|_|      PROPERTY, PLANT, AND EQUIPMENT

The following table provides year-end balances of the major classifications of our property, plant, and equipment, which we record at cost:


                                                              DECEMBER 31,
                                                      --------------------------
                                                         2000            1999
                                                      --------------------------
                                                        (Thousands of Dollars)
Electric Plant:
   Generation (including our share of
      jointly owned) ...........................      $   54,477      $   53,453
   Transmission ................................         412,885         405,062
   Distribution ................................         604,070         573,531
   Other Electric ..............................         135,477         133,720
Natural Gas Plant:
   Production and storage ......................          71,681          71,440
   Transmission ................................         167,416         163,968
   Distribution ................................         151,039         147,764
   Other Natural Gas ...........................          39,841          51,658
Nonutility Plant ...............................           6,265           2,750
                                                      --------------------------
      Total Plant ..............................       1,643,151       1,603,346
Less: Accumulated depreciation
   and amortization ............................         553,822         518,096
                                                      --------------------------
      Net plant ................................      $1,089,329      $1,085,250
                                                      ==========================


We capitalize the cost of plant additions and replacements, including an allowance for funds used during construction (AFUDC) of utility plant. We determine the rate used to compute AFUDC in accordance with a formula established by FERC. This rate averaged 8.6 percent for 2000, 7.1 percent for 1999, and 8.3 percent for 1998.

We charge costs of utility depreciable units of property retired, plus costs of removal less salvage, to accumulated depreciation and recognize no gain or loss. We recognize gain or loss upon the sale or other disposition of nonutility property. We charge maintenance and repairs of plant and property, as well as replacements and renewals of items determined to be less than established units of plant, to operating expenses.

Included in the plant classifications are utility plant under construction in the amounts of $2,637,000 and $3,876,000 for 2000 and 1999, respectively.


We record provisions for depreciation at amounts substantially equivalent to calculations made on straight-line and unit-of-production methods by applying various rates based on useful lives of properties determined from engineering studies. As a percentage of the depreciable utility plant at the beginning of the year, our provisions for depreciation of utility plant was approximately
3.5 percent for 2000 and 3.0 percent for 1999.

|_|      JOINTLY OWNED ELECTRIC PLANT


Prior to the December 17, 1999 sale of the electric generating assets discussed in Note 2, "Deregulation, Regulatory Matters, and 1999 Sale of Electric Generating Assets," we were a joint-owner of Colstrip Units 1, 2, and 3. We owned 50 percent of Units 1 and 2 and 30 percent of Unit 3. We continue to own a leasehold interest in 30 percent of Colstrip Unit 4. We also own an approximate 30-percent interest in the transmission facilities serving these units. At December 31, 2000, our investment in these facilities was $132,331,000 and the related accumulated depreciation was $48,103,000.


Each joint-owner provides its own financing. Our share of direct expenses associated with the operation and maintenance of these joint facilities, including Colstrip Units 1, 2, and 3 through December 17, 1999, is included in the corresponding operating expenses in the Combined Statement of Income.

|_|      REVENUE AND EXPENSE RECOGNITION

We record operating revenues monthly on the basis of consumption or service rendered. To match revenues with associated expenses, we accrue unbilled revenues for electric and natural services delivered to customers but not yet billed at month-end.

The Emerging Issues Task Force (EITF) Issue No. 98-10 requires that energy contracts entered into under "trading activities" be marked to market with the gains or losses shown net in the income statement. EITF 98-10 became effective for fiscal years beginning after December 15, 1998. We adopted EITF 98-10 as of January 1, 1999, and accordingly mark to market energy contracts that qualify as "trading activities." The cumulative effect of adopting EITF 98-10 had no material effect on our combined financial position, results of operations, or cash flows.

|_|      REGULATORY ASSETS AND LIABILITIES

For our regulated operations, we follow SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation." Pursuant to this pronouncement, certain expenses and credits, normally reflected in income as incurred, are recognized when included in rates and recovered from or refunded to the customers. Accordingly, we have recorded the following major classifications of regulatory assets and liabilities that will be recognized in expenses and revenues in future periods when the matching revenues are collected or refunded.

                                                     DECEMBER 31,
                                    --------------------------------------------
                                            2000                    1999
                                     ASSETS   LIABILITIES    ASSETS   LIABILITIES
                                    --------------------------------------------
                                              (Thousands of Dollars)
Income taxes ...................    $ 58,452    $   --      $ 57,526    $   --
Colstrip Unit 3 carrying
   charge ......................      38,337        --        38,494        --
Conservation programs ..........      27,956        --        28,378        --
Competitive transition
   charges (CTCs) ..............      50,965        --        53,768        --
Generation net proceeds in
   excess of book value ........        --       214,887        --       219,726
Proceeds from oil and
   natural gas sale ............        --        32,549        --          --
Investment tax credits .........        --        13,163        --        13,330
Other ..........................      40,384      18,816      44,646      12,178
                                    --------------------------------------------
   Subtotal ....................     216,094     279,415     222,812     245,234
Less:
   Current portions ............      13,237      34,979      11,788       3,402
                                    --------------------------------------------
      Total ....................    $202,857    $244,436    $211,024    $241,832
                                    ============================================


Income taxes reflect the effects of temporary differences that we will recover in future rates. In August 1985, the PSC issued an order allowing us to recover deferred carrying charges and depreciation expenses over the remaining life of Colstrip Unit 3. These recoveries compensated us for unrecovered costs of our investment for the period from January 10, 1984 to August 29, 1985, when we placed the plant in service. We were amortizing this asset to expense and recovering $1,831,000 in rates per year. Conservation programs represent our Demand Side Management programs, which are in rate base and which we were amortizing to income over a 10-year period. We are recovering the CTCs, which relate to natural gas properties that we removed from regulation on November 1, 1997, through rates over 15 years. Investment tax credits and account balances included in "Other" represent items that we are amortizing currently or are subject to future regulatory confirmation. For information regarding the proceeds from the oil and natural gas sale, see Note 2, "Deregulation, Regulatory Matters, and 1999 Sale of Electric Generating Assets," under the "Natural Gas Rates" section.


With the sale of the electric generating assets, it is our position that any of these amounts related to electric supply should be recovered from sale proceeds in excess of book value. Amortization of these assets stopped in February 2000 when the expenses were removed from rates. For further information on the effects of the sale of our electric generating assets, see Note 2, "Deregulation, Regulatory Matters, and 1999 Sale of Electric Generating Assets."

|_|      STORM DAMAGE AND ENVIRONMENTAL REMEDIATION COSTS

When losses from costs of storm damage and environmental remediation obligations for our utility operations are probable and reasonably estimable, we charge these costs against established, approved operating reserves. The reserves' balance was approximately $11,080,000 at December 31, 2000 and approximately $11,166,000 at December 31, 1999. We have included these reserves in "Other current liabilities" on the Combined Balance Sheet.

|_|      INCOME TAXES

We are included in a consolidated United States income tax return filed by MPC. MPC allocates consolidated United States income taxes to utility and nonutility operations as if MPC filed separate United States income tax returns for each operation. We defer income taxes to provide for the temporary differences between the financial reporting basis and the tax basis of our assets and liabilities. For further information on income taxes, see

"Regulatory Assets and Liabilities" mentioned above and Note 4, "Income Tax Expense."

|_|      DEFERRED REVENUES

We defer revenues to account for the timing differences between cash received and revenues earned and reflect these amounts on the Combined Balance Sheet in "Deferred revenue." We reflect the current portion of these amounts in "Other current liabilities" on the Combined Balance Sheet. We are recognizing a prepayment received in December 1999 from the Los Angeles Department of Water and Power in revenues over the original term of the agreement, approximately 11 years.

|_|      ASSET IMPAIRMENT

In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," we periodically review long-lived assets for impairment whenever events or changes in circumstances indicate that we may not recover the carrying amount of an asset.

|_|      COMPREHENSIVE INCOME


Comprehensive income consists of net income (loss) and other comprehensive income (loss). For the years ended December 31, 2000, 1999, and 1998, our only item of other comprehensive income was foreign currency translation adjustments of the assets and liabilities of Canadian-Montana Pipe Line Corporation. These adjustments resulted in increases to other equity of $3,500, $48,300, and $111,000 in 2000, 1999, and 1998, respectively.


|_|      DERIVATIVE FINANCIAL INSTRUMENTS

     ELECTRIC SWAP AGREEMENTS

Long-term power supply agreements, primarily one with a large industrial customer, exposed us to commodity price risk. We were exposed to this risk to the extent that a portion of the electric energy we were required to sell to our industrial customers at fixed rates was purchased at prices indexed to a wholesale electric market, which can be higher than the fixed sales rate that we received pursuant to our power supply agreements. We mitigated our exposure to losses on these agreements with financial derivative instruments called "price swaps" and offsetting electric energy purchase and sales agreements.


Since June 1998, we have had a price swap agreement with one of our industrial customers that converts 43 MWs of the Mid-Columbia (Mid-C) index price of our supply agreement with that customer to a fixed price through May 2001. In fiscal year 2000, we also entered into another price swap with a counterparty that effectively hedged 35 MWs of the anticipated market-based purchases to supply that agreement through March 2001.

In accordance with the provisions of SFAS No. 80, "Accounting for Futures Contracts," we recognized gains and losses from the financial swaps in the same period in which we recognized the sales and related purchases under that agreement. For fiscal year 2000, we recognized a net gain of approximately $16,000,000 from these financial swaps and losses of approximately $32,200,000 from supplying large industrial customers. For more specific information about the commodity price risk that we face as a result of our long-term power supply agreements, see Note 11, "Contingencies," in the "Long-Term Power Supply Agreements" section.

An estimate of the fair market value of the swaps based on the Mid-C forward prices of December 29, 2000 aggregated a gain of approximately $21,800,000 as of December 31, 2000, which would offset approximately 40 percent of the expected losses on the above power supply agreements.


Effective January 1, 2001, we adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Transactions and Hedging Activities." These pronouncements expand the definition of a derivative and require that all derivative instruments be recorded as assets or liabilities on an entity's balance sheet at fair value. Accounting for gains and losses resulting from changes in the fair value of those derivatives is dependent on the use of the derivative and whether it qualifies for hedge accounting. For further discussion on the effects of SFAS No. 133, see Note 17, "Nine Months Ended September 30, 2001 (Unaudited)," under the "Derivative Financial Instruments" section.

At January 1, 2001, we had price swap agreements that hedged our exposure to variability in expected cash flows attributable to commodity price risk. Specifically, long-term power supply agreements, primarily one with a large industrial customer, expose us to that risk, to the extent that a portion of the electric energy we are required to sell to our industrial customers at fixed rates is purchased at prices indexed to the Mid-Columbia (Mid-C) wholesale electric market, which can be higher than the fixed sales rates. Another agreement to sell 1,760,000 dekatherms of natural gas storage at a monthly price based on the Alberta Energy Company "C" Hub (AECO-C) index, from October 2000 to March 2001, exposed us to adverse fluctuation in that market price index. In accordance with the provisions of SFAS No. 133, we marked to market at January 1, 2001 our price swap agreements hedging these forecasted electric energy and natural gas sales, with a corresponding credit entry to "Other comprehensive income" for approximately $18,800,000 before income taxes. That entry represented our cumulative transition adjustment in adopting SFAS No. 133.


     NATURAL GAS UTILITY SWAPS

By drilling wells and adding compression at our Cobb storage reservoir, we were able to sell natural gas that had been held in reserve to provide firm storage deliverability to our customers. We therefore contracted to sell, from October 2000 through March 2001, 1,760,000 dekatherms from that reservoir at a monthly price based on the Alberta Energy Company "C" Hub (AECO-C) index. To reduce our exposure to fluctuations of the market index price, we entered into a swap agreement with a counterparty that effectively converted that index price to a fixed price for 903,000 dekatherms associated with these sales from December 2000 through February 2001.


For December 2000, we recognized a loss of approximately $300,000 on the swap and a profit of approximately $1,200,000 on the sale of the Cobb storage natural gas. Based on the AECO-C forward prices at December 29, 2000, we estimated a loss of approximately $3,000,000 on the swap to offset profits of $4,900,000 on the sale through February 2001. We deferred the net profit of these transactions in accordance with SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation," and will recognize this amount in income as amounts are reflected in rates.

|_|      FAIR VALUE OF FINANCIAL INSTRUMENTS

                                               2000                  1999
                                       -----------------------------------------
                                       CARRYING    FAIR      CARRYING    FAIR
                                        AMOUNT     VALUE      AMOUNT     VALUE
                                       -----------------------------------------
                                                 (Thousands of Dollars)
ASSETS:
   Investments .....................   $ 25,901   $ 25,901   $ 24,468   $ 24,468

LIABILITIES:
   Company obligated mandatorily
      redeemable preferred
      securities ...................   $ 65,000   $ 65,000   $ 65,000   $ 63,206
   Long-term debt (including due
      within one year) .............    377,179    377,563    644,615    622,800

The following methods and assumptions were used to estimate fair value:

    o Investments - The carrying value of most of the investments approximates fair value as they have short maturities or the carrying value equals their cash surrender value. The investments consist mainly of the cash value of insurance policies associated with an unfunded, nonqualified benefit plan for senior management, executives, and directors and funds deposited with the trustee of our securitization bonds discussed in Note 8, "Long-Term Debt."

    o Mandatorily redeemable preferred securities and long-term debt - The fair value was estimated using quoted market rates for the same or similar instruments. Where quotes were not available, fair value was estimated by discounting expected future cash flows using year-end incremental borrowing rates.

NOTE 2 - DEREGULATION, REGULATORY MATTERS, AND 1999 SALE OF ELECTRIC GENERATING ASSETS

|_|      DEREGULATION

The electric and natural gas utility businesses in Montana are transitioning to a competitive market in which commodity energy products and related services are sold directly to wholesale and retail customers.

ELECTRIC

Montana's Electric Utility Industry Restructuring and Customer Choice Act (Electric Act), passed in 1997, provides that all customers will be able to choose their electric supplier by July 1, 2002, with our electric utility acting as default supplier through the transition period. As default supplier, we are obligated to continue to supply electric energy to customers in our service territory who have not chosen, or have not had an opportunity to choose, other power suppliers during the transition period. This obligation requires us to develop an energy supply portfolio to meet these customers' electric needs. Buyback contracts with PPL Montana, LLC (PPL Montana), the purchaser of our former electric generating assets, allow us to purchase power necessary to serve these customers through the transition period ending June 30, 2002.

In its 2001 session, the Montana Legislature passed House Bill 474 (HB 474), which extends the transition period through June 30, 2007. This law also provides for the use of a cost-recovery mechanism that ensures all prudently incurred electric energy supply costs of the default supplier are fully recoverable in rates. Initiative 117, which if passed, would repeal HB 474, has been approved for inclusion on the November 2002 ballot in Montana. In the event that HB 474 is repealed, Montana Law would continue the transition period through at least June 30, 2007, and provide full cost recovery.

On October 29, 2001, we filed with the PSC our default supply portfolio, containing a mix of long and short-term contracts that we negotiated in order to provide electricity to default supply customers. This filing seeks approval of the default supply portfolio contracts and establishment of default supply rates for customers who have not chosen alternative suppliers by July 1, 2002. We expect that the costs of the supply portfolio and a competitive transition charge for out-of-market Qualifying Facility (QF) costs, as discussed below, will increase residential electric rates by approximately 20 percent beginning July 1, 2002. If the PSC does not approve our default supply portfolio, we may be required to seek alternative sources of supply. While we believe that we have met our default supply obligations prudently, the PSC could also disallow the recovery of our costs incurred in entering into the default supply portfolio if a determination is made that the contracts were not entered into prudently.

On that same day, we submitted an updated Tier II filing with the PSC, addressing the recovery of transition costs of generation assets and other power-purchase contracts, generation-related regulatory asset transition costs, and transition costs associated with the out-of-market QF power-purchase contract costs. Previously, we initiated litigation in Montana District Court in Butte to address our ability to use tracking mechanisms to ensure fair and accurate recovery of these costs. Although the District Court ruled that the PSC must allow us to incorporate tracking mechanisms in our transition plan proposal, the Montana Supreme Court reversed this decision on appeal by the PSC and the Large Customer Group, which consists of various large industrial customers. Without the ability to use tracking mechanisms, we have established the amount of our remaining net transition costs, after consideration of generation sale proceeds in excess of book value, as our out-of-market QF costs of approximately $304,700,000, on a net present value basis. While the PSC will establish procedural schedules to process both the default supply and Tier II filings, we have proposed July 1, 2002 as the date that rates from these filings become effective. If the PSC does not permit the recovery of these costs through an annual competitive transition charge, we may be required to write-off our transition costs which could have, depending on the amount and timing of the disallowance, a material adverse impact on our results of operation and financial condition.

NATURAL GAS

Montana's Natural Gas Utility Restructuring and Customer Choice Act, also passed in 1997, provides that a natural gas utility may voluntarily offer its customers choice of natural gas suppliers and provide open access. We have opened access on our gas transmission and distribution systems, and all of our natural gas customers have the opportunity of gas supply choice.


|_|      REGULATORY MATTERS

The PSC regulates our transmission and distribution services and approves the rates that we charge for these services, while FERC regulates our transmission services and our remaining generation operations. Current regulatory issues are discussed below.

PENDING SALE OF MPLLC


Together with NorthWestern, MPC filed joint applications with FERC on December 20, 2000 and with the PSC on January 11, 2001 seeking approval of the sale of our utility business to NorthWestern. FERC issued its approval on February 20, 2001. The PSC issued an order in June 2001 denying the joint application, claiming that insufficient information had been provided for it to fully evaluate whether the transaction is in the public interest. The PSC itemized additional information that must be provided before processing of the case will continue. MPC re-filed the joint application with the PSC in August 2001 and the PSC established a procedural schedule setting January 31, 2002 as the date for issuance of an order. While MPC expects the PSC will approve the sale of our utility business to NorthWestern, pending receipt of a final, favorable PSC order, they cannot assure that the sale of MPLLC to NorthWestern will be completed or that the terms and conditions will remain unchanged.


PENDING TRANSMISSION ASSET SALE


In accordance with our Asset Purchase Agreement with PPL Montana, we expect to sell our portion of the 500-kilovolt transmission system associated with Colstrip Units 1, 2, and 3 for $97,100,000, subject to the receipt of required regulatory approvals. We expect this transaction to close shortly after the pending sale of MPLLC to NorthWestern closes.


PSC

     ELECTRIC RATES

In August 2000, we filed a combined request for increased electric and natural gas rates with the PSC, requesting increased annual electric transmission and distribution revenues of approximately $38,500,000, with a proposed interim annual increase of approximately $24,900,000. On November 28, 2000, the PSC granted us an interim electric rate increase of approximately $14,500,000, with hearings on this submission beginning in January 2001. On May 8, 2001, we received a final order from the PSC resulting in an annual delivery service revenue adjustment of $16,000,000, including the $14,500,000 interim increase granted on November 28, 2000.

On June 27, 2001, the PSC issued an order stating that they continue to have jurisdiction over us as a fully integrated public utility, in spite of the December 17, 1999 sale of our electric generating facilities. The order requires that, if we desire a power supply rate change at the end of the rate moratorium on July 1, 2002, we must make a filing containing information that supports what rates would be if the regulatory system in place prior to deregulation remained intact. We filed a motion for reconsideration with the PSC, which was subsequently denied. We have since filed a complaint against the PSC in Helena District Court, disputing this order. We cannot predict the ultimate outcome of this matter or its potential effect on our financial position or results of operation.

     NATURAL GAS RATES

As discussed above, in August 2000, we filed a combined request for increased natural gas and electric rates with the PSC. We requested increased annual natural gas revenues of approximately $12,000,000, with a proposed interim annual increase of approximately $6,000,000. On November 28, 2000, the PSC granted us an interim natural gas rate increase of approximately $5,300,000. On May 8, 2001, we received a final order from the PSC resulting in an annual delivery and gas storage service revenue increase of $4,300,000. Because the amount established in the final order was less than the interim order, we began including a credit for the difference collected from November 2000 through May 2001, with interest, in our customers' bills over a six-month period starting October 1, 2001.

In January 2001, we submitted to the PSC an Annual Gas Cost Tracker requesting an increase of approximately $51,000,000. At that time, we also submitted a Compliance Filing for a credit of approximately $32,500,000 associated with a sharing of the proceeds from the sale of gathering and production properties previously included in the natural gas utility's rate base. As a result, effective February 1, 2001, we began collecting a net amount of approximately $18,500,000 in revenues over a one-year period. In September 2001, after all testimony addressing the amount of sharing had been filed with the PSC, we reached an agreement with intervening parties to increase the amount of the credit to approximately $56,300,000. This $23,800,000 increase, along with approximately $5,300,000 in interest from the date of sale, will be credited to customers' bills over a two-year period beginning January 1, 2002.

On December 7, 2001, we filed our Annual Gas Cost Tracker request with the PSC for the tracking year beginning November 1, 2001.

FERC

Through a filing with FERC in April 2000, we are seeking recovery of approximately $23,800,000 in transition costs associated with serving two wholesale electric cooperatives. We do not expect a FERC decision on this filing, which corresponds with our transition-costs recovery proceedings with the PSC in Montana, until after the PSC issues its Tier II order.

|_|      1999 SALE OF ELECTRIC GENERATING ASSETS

ASSETS SOLD

On December 17, 1999, in accordance with the Asset Purchase Agreement entered into with PPL Montana, MPC sold substantially all of our electric generating assets and related contracts. MPC also sold an immaterial amount of associated transmission assets, totaling less than 40 miles. The asset sale did not include the Milltown Dam near Missoula, Montana (gross capacity of approximately 3 MWs) or any of our QF purchase-power contracts. It also did not include our leased share of the Colstrip Unit 4 generation or transmission assets.

As expected, the sale of our electric generating assets in December 1999 reduced the Utility's net income for 2000. Utility revenues decreased because of discontinued off-system revenues that related to the electric generating assets sold. In addition, we no longer earn a return on our shareholders' investment in the electric generating assets. Before the sale, revenues covered the costs of operating the generating plants, taxes and interest, and earned a return on our shareholders' investment. Since the sale, we continue to bill our core customers for energy supply, but now these revenues recover the costs of the power that we purchase to serve these customers. The energy that we formerly generated and sold to core customers is now purchased pursuant to buyback contracts. The maximum price that we pay for power in the buyback contracts, $22.25/MWh, represents our net fully allocated supply costs of service in current rates, replacing operations and maintenance expense, property tax expense, depreciation expense, and return on investment associated with the electric generating assets.

In the sale of these assets, we generally retained all pre-closing obligations, and the purchaser generally assumed all post-closing obligations. However, with respect to environmental liabilities, the purchaser assumed all pre-closing (with certain limited exceptions) and post-closing environmental liabilities associated with the purchased assets.

While the purchaser assumed pre-closing environmental liabilities, we agreed to indemnify the purchaser from these pre-closing environmental liabilities, including a limited indemnity obligation for losses arising from required remediation of pre-closing environmental conditions, whether known or unknown at the closing, limited to:

    o 50 percent of the loss. (Our share of this indemnity obligation at the Colstrip Project is limited to our pro-rata share of this 50 percent based on our pre-sale ownership share.)

    o A two-year period after closing for unknown conditions. The indemnity for required remediation of pre-closing conditions known at the time of the closing continues indefinitely.

    o An aggregate amount no greater than 10 percent of the purchase price paid for the assets.

In December 2000, we received a claim notice related to this indemnity obligation. Based on available information, we do not expect this indemnity claim on the indemnity obligation to have a material adverse effect on our combined financial position, results of operations, or cash flows.

CASH PROCEEDS

At December 31, 1999, we recorded a regulatory liability and related deferred income tax to reflect the generation sale proceeds in excess of book value. The Company's current estimate of this liability, which will ultimately be determined in the Tier II docket, is approximately $215,000,000 before income taxes. This liability represents a deferral of the gain on the generation sale and nothing has been reflected in the Statement of Income.

As part of our Tier II filing, we plan to deduct from the regulatory liabilities approximately $22,000,000 of other generation-related transition costs and approximately $65,600,000 of regulatory asset transition costs. The other generation-related transition costs consist mainly of Selling, General, and Administrative costs and costs to retire debt. The regulatory asset transition costs consist mainly of capitalized conservation costs and carrying charges associated with Colstrip Unit 3.

We have used a portion of the net cash proceeds received (excluding the proceeds in excess of book value) to purchase treasury shares of MPC's common stock, to reduce debt, and to fund projects involving expansion of Touch America, a wholly owned subsidiary of MPC.

EFFECT ON 1999 EARNINGS

The asset sale affected positively our electric utility's 1999 earnings through the reversal of approximately $3,000,000 (after taxes) in interest expense recorded in prior years relating to Kerr Project liabilities and through recognition of approximately $10,000,000 in Investment Tax Credits.

NOTE 3 - RELATED PARTY TRANSACTIONS

|_|      COAL PURCHASES AND TRANSPORTATION


We purchased significant quantities of coal from Western Energy, which was a subsidiary of MPC through April 2001, under two long-term coal contracts. We also had a long-term contract with Western Energy to transport some of this coal. Purchases under these contracts were $10,372,000, $39,729,000, and $38,796,000 for the years ending December 31, 2000, 1999, and 1998, respectively. As a result of the

December 1999 sale of substantially all of our electric generating assets, long-term coal purchase contracts associated with Colstrip Units 1, 2, and 3 were transferred to PPL Montana.


|_|      SALES OF ELECTRICITY TO COAL


We sold electric energy to Western Energy primarily for use in the operations of their Rosebud mine in Colstrip, Montana. For the three years ended December 31, 2000, these related sales amounted to approximately $3,300,000 per year.



|_|      OIL AND NATURAL GAS PURCHASES

We purchased natural gas through October 2000 from MP Gas, MPC's former subsidiary. Total purchases from MP Gas were $11,561,000, $16,651,000, and $17,874,000 for the years ending December 31, 2000, 1999, and 1998, respectively.

|_|      MPT&M ELECTRIC SALES

Prior to the December 1999 electric generating asset sale, we sold excess electric energy to The Montana Power Trading & Marketing Company (MPT&M). MPT&M then sold the excess energy in the secondary markets. For the years ended December 31, 1999 and 1998, sales were approximately $59,200,000 and $29,100,000.


|_|      INTEREST INCOME & EXPENSE

During 2000, 1999, and 1998, we earned approximately $2,639,000, $1,547,000, and $1,568,000, respectively, of interest income from outstanding notes receivables with MPC's nonutility subsidiaries. We also incurred interest expense of approximately $2,748,000, $7,014,000, and $3,368,000 for the same periods from outstanding notes payable with MPC's nonutility subsidiaries.

|_|      RECEIVABLES AND PAYABLES

Related party receivables primarily result from either services we provide to, or payments we make on behalf of, MPC's nonutility subsidiaries. Related party payables primarily result from services that we receive from MPC's nonutility subsidiaries.

                                                             DECEMBER 31,
                                                      -------------------------
                                                        2000            1999
                                                      -------------------------
                                                        (Thousands of Dollars)
Accounts receivable:
  Entech ......................................       $  17,030       $ 117,355
  Telecommunications ..........................          39,065           2,847
  Oil and Gas .................................            --            90,541
  Coal ........................................          20,343           5,184
  Continental Energy Services .................             445          (1,473)
                                                      -------------------------
                                                      $  76,883       $ 214,454
Notes receivable:
  Entech ......................................          48,596            --
  Continental Energy Services .................           2,267            --
                                                      -------------------------
                                                      $  50,863       $    --
Accounts payable:
  Entech ......................................          73,509          74,595
  Telecommunications ..........................           2,180            --
  Oil and Gas .................................            --             2,191
  Coal ........................................           1,798           5,485
  Continental Energy Services .................            --               483
                                                      -------------------------
                                                      $  77,487       $  82,754

Short-term borrowing:
    Continental Energy Services ...............       $  49,372       $  49,998

NOTE 4 - INCOME TAX EXPENSE

Income (loss) before income taxes was as follows:

                                                   YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                              2000         1999         1998
                                            -----------------------------------
                                                  (Thousands of Dollars)
   United States ........................   $ (12,794)   $  81,937    $  84,237

Income tax expense (benefit) as shown in the Combined Statement of Income consists of the following components:

                                                   YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                              2000         1999         1998
                                            -----------------------------------
                                                  (Thousands of Dollars)
Current:
    United States .......................   $     102    $ 193,192    $  23,319
    Canada ..............................          16           17           18
    State ...............................      (2,216)      39,186        7,175
                                            -----------------------------------
                                               (2,098)     232,395       30,512
                                            -----------------------------------
Deferred:
    United States .......................     (16,625)    (183,546)      (2,427)
    Canada ..............................        --           --           --
    State ...............................        (876)     (34,954)        (658)
                                            -----------------------------------
                                              (17,501)    (218,500)      (3,085)
                                            -----------------------------------
                                            $ (19,599)   $  13,895    $  27,427
                                            ===================================

The provision (benefit) for income taxes differs from the amount of income tax determined by applying the applicable U. S. statutory federal rate to pretax income as a result of the following differences:

                                                   YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                              2000         1999         1998
                                            -----------------------------------
                                                  (Thousands of Dollars)
Computed "expected" income tax
   expense (benefit) ....................   $  (4,478)   $  28,678    $  29,483
Adjustments for tax effects of:
   Tax credits ..........................        (167)     (20,489)      (1,362)
   State income tax, net ................      (5,089)       1,342        4,215
   Reversal of utility book/tax
      depreciation ......................       3,771        5,399        2,750
   Federal credits ......................      (7,309)        --           --
   Resolution of tax contingencies ......      (4,284)        --           --
   Other ................................      (2,043)      (1,035)      (7,659)
                                            -----------------------------------
Actual income tax expense (benefit) .....   $ (19,599)   $  13,895    $  27,427
                                            ===================================

Under Montana regulations, certain tax benefits flow through to customers on a basis consistent with the accelerated deduction of expenses for income tax purposes. As such, when these expenses are recognized for financial reporting purposes, there is not an offsetting tax savings. Our utility's effective tax rate is higher than the statutory rate due to this timing difference. During periods of low income, the income taxes will appear higher than expected.

Deferred tax liabilities (assets) are comprised of the following at December 31:

                                                        2000            1999
                                                      -------------------------
                                                       (Thousands of Dollars)
Plant related ..................................      $ 227,980       $ 220,532
Other ..........................................         36,771          40,591
                                                      -------------------------
    Gross deferred tax liabilities .............        264,751         261,123

Amortization of gain on sale/leaseback .........        (10,969)        (11,649)
Investment tax credit amortization .............        (14,056)        (14,056)
Electric Generation Sale .......................        (98,557)       (101,413)
Income Stabilization Adjustments ...............        (40,738)        (40,738)
Other ..........................................        (36,481)        (15,698)
                                                      -------------------------
    Gross deferred tax assets ..................       (200,801)       (183,554)

    Net deferred tax liabilities ...............      $  63,950       $  77,569
                                                      =========================

The change in net deferred tax liabilities differs from current year 2000 deferred tax expense as a result of the following:

                                                                      Thousands
                                                                      of Dollars
                                                                      ----------
Change in deferred tax ........................................        $(13,619)
Regulatory assets related to income taxes .....................             (35)
Amortization of investment tax credits ........................            (166)
Regulatory asset related to sale of Generation ................          (3,681)
                                                                       --------
   Deferred tax expense .......................................        $(17,501)
                                                                       ========

NOTE 5 - PREFERRED STOCK

MPC has 5,000,000 authorized shares of preferred stock. MPC cannot declare or pay dividends on its common stock while it has not either declared and set apart cumulative dividends or paid dividends on any of its preferred stock.

MPC's preferred stock is in three series as detailed in the following table:

                                                   SHARES ISSUED                         THOUSANDS
                        STATED AND                AND OUTSTANDING                       OF DOLLARS
                        LIQUIDATION      ---------------------------------------------------------------------
      SERIES              PRICE*               2000              1999             2000              1999
--------------------------------------------------------------------------------------------------------------
      $6.875              $100                360,800           360,800          $36,080           $36,080
       6.00                100                159,589           159,589           15,959            15,959
       4.20                100                 60,000            60,000            6,025             6,025
     Discount                                      --                --             (410)             (410)
                                         ---------------------------------------------------------------------
                                              580,389           580,389          $57,654           $57,654
                                         ---------------------------------------------------------------------

*Plus accumulated dividends.

MPC has the option of redeeming its preferred stock with the consent or affirmative vote of the holders of a majority of the common shares on 30 days notice at $110 per share for our $6.00 Series and $103 per share for our $4.20 Series, plus accumulated dividends. MPC's $6.875 Series is redeemable in whole or in part with the consent or affirmative vote of the holders of a majority of the common shares, at any time on or after November 1, 2003, for a price beginning at $103.438 per share, which decreases annually through October 2013. After that time, the redemption price is $100 per share.

At a special meeting of MPC shareholders held on September 21, 2001, shareholders representing more than two-thirds of MPC's outstanding common stock approved (among others) the following proposals:

    o Holders of Preferred Stock, $6.875 Series, of MPC will receive one share of Touch America Holdings, Inc. Preferred Stock, $6.875 Series, for each share of MPC Preferred Stock.

    o The redemption of MPC's outstanding Preferred Stock, $4.20 Series, and Preferred Stock, $6.00 Series.

NOTE 6 - OTHER EQUITY

|_|      LLC UNITS


Our LLC units represent the MPLLC included in the pending sale to NorthWestern. These entities consist of the utility operations of MPC and MPC's wholly owned subsidiaries Canadian-Montana Pipe Line Corporation, Montana Power Capital I, Montana Power Natural Gas Funding Trust, Colstrip Community Services Company, One Call Locators, LLC, Discovery Energy Solutions, Inc., and Montana Power Services Company.


|_|      RETIREMENT SAVINGS PLAN

MPC has a 401(k) Retirement Savings Plan that covers eligible employees. We contribute, on behalf of the employee, a matching percentage of the amount contributed to the Plan by the employee. In 1990, MPC borrowed $40,000,000 at an interest rate of 9.2 percent to be repaid in equal annual installments over 15 years. The loan was issued under similar terms to the Plan Trustee, which used the proceeds to purchase 3,844,594 shares of MPC's common stock. Shares acquired with loan proceeds are allocated monthly to Plan participants to help meet MPC's matching obligation. The loan, which is reflected as long-term debt (ESOP Notes Payable), is offset by a similar amount in other equity as unallocated stock. MPC's contributions plus the dividends on the shares held under the Plan are used to meet principal and interest payments on the loan with the Plan Trustee. As principal payments on the loan are made, long-term debt and the offset in common shareholders' equity are both reduced. At December 31, 2000, 2,756,662 shares had been allocated to the participants' accounts. We recognized expense for the Plan using the Shares Allocated Method, and the pretax expense was $2,570,000, $3,768,000, and $3,801,000 for 2000, 1999, and 1998, respectively.

|_|      LONG-TERM INCENTIVE PLAN

Under the Long-Term Incentive Plan, MPC has issued options to our employees. Options issued to employees are not reflected in balance sheet accounts until exercised, at which time: (1) authorized, but unissued shares are issued to the employee; (2) the capital stock account is credited with the proceeds; and (3) no charges or credits to income are made.

Options were granted at the average of the high and low prices of MPC stock as reported on the New York Stock Exchange composite tape on the date granted and expire ten years from that date.

MPC option activity is summarized below:

                                           2000                              1999                             1998
                              ---------------------------------------------------------------------------------------------------
                                                  WTD AVG                          WTD AVG                           WTD AVG
                                                 EXERCISE                          EXERCISE                         EXERCISE
                                  SHARES           PRICE           SHARES           PRICE            SHARES           PRICE
                              ---------------------------------------------------------------------------------------------------
Outstanding,
   beginning                       3,280,325        $25.63          2,548,094         $22.71          1,081,330           $11.00
      of year
   Granted                         1,199,545         34.36            919,510          32.14          2,234,658            24.50
   Exercised                         149,834         17.07             88,857          10.83            702,562            11.25
   Cancelled                         253,792         26.88             98,422          24.08             65,332            13.47
                              ---------------------------------------------------------------------------------------------------
Outstanding,
   end of year                     4,076,244        $28.43          3,280,325         $25.63          2,548,094           $22.71
                              ===================================================================================================

MPC shares under option at December 31, 2000, are summarized below:

                                           OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                             --------------------------------------------------------------------------------
                                                 WTD AVG         WTD AVG                          WTD AVG
                                                EXERCISE         EXERCISE                         EXERCISE
   EXERCISE PRICE RANGE          SHARES           PRICE            LIFE            SHARES          PRICE
                             --------------------------------------------------------------------------------
$10.81 to $11.31                   228,099        $11.05          5 yrs              228,099       $11.05
$18.00 to $23.06                   472,999         19.48          8 yrs              383,446        18.64
$26.53 to $32.50                 2,359,346         28.21          9 yrs            1,507,154        26.62
$35.36 to $38.69                 1,015,800         37.00          9 yrs                  258        35.36
                             ----------------                                  ---------------
                                 4,076,244                                         2,118,957
                             ================                                  ===============

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," MPC has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations in accounting for MPC employee stock options. Under APB 25, because the exercise price of the employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. Disclosure of pro forma information regarding net income and earnings per share is required by SFAS No.
123. This information has been determined as if MPC had accounted for employee stock options under the fair value method of that statement. The weighted-average fair value of options granted in 2000 and 1999 was $16.35 and $7.03, respectively. MPC employed the binomial option-pricing model to estimate the fair value of each option grant on the date of grant. MPC used the following weighted-average assumptions for grants in 2000 and 1999, respectively: (1) risk-free interest rate of 6.05 percent and 6.35 percent; (2) expected life of
6.2 and 9.8; (3) expected volatility of 42.00 percent and 24.92 percent; and (4) a dividend yield of zero percent and 5.97 percent. Had MPC elected to use SFAS No. 123, MPC's compensation expense would have increased $11,827,000 in 2000, $5,280,000 in 1999, and $795,000 in 1998, a portion of which would have been allocated to the Utility.

NOTE 7 - COMPANY OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUST

MPC established Montana Power Capital I (Trust) as a wholly owned business trust to issue common and preferred securities and hold Junior Subordinated Deferrable Interest Debentures (Subordinated Debentures) that we issue. At December 31, 2000 and 1999, the Trust has issued 2,600,000 units of 8.45 percent Cumulative Quarterly Income Preferred Securities, Series A (QUIPS). Holders of the QUIPS are entitled to receive quarterly distributions at an annual rate of 8.45 percent of the liquidation preference value of $25 per security. The sole asset of the Trust is $67,000,000 of our Subordinated Debentures, 8.45 percent Series due 2036. The Trust will use interest payments received on the Subordinated Debentures that it holds to make the quarterly cash distributions on the QUIPS. The QUIPS' $65,000,000 liquidation value is included with Other Long-Term Debt on the Combined Balance Sheet.

On or after November 6, 2001, we can wholly redeem the Subordinated Debentures at any time, or partially redeem the Subordinated Debentures from time to time. We also can wholly redeem the Subordinated Debentures if certain events occur before that time. Upon repayment of the Subordinated Debentures at maturity or early redemption, the Trust Securities must be redeemed. In addition, we can terminate the Trust at any time and cause the pro rata distribution of the Subordinated Debentures to the holders of the Trust Securities.

Besides our obligations under the Subordinated Debentures, we have agreed to certain Back-up Undertakings. We have guaranteed, on a subordinated basis, payment of distributions on the Trust Securities, to the extent the Trust has funds available to pay such distributions. We also have agreed to pay all of the expenses of the Trust. Considered together with the Subordinated Debentures, the Back-up Undertakings constitute a full and unconditional guarantee of the Trust's obligations under the QUIPS. We are the owner of all the common securities of the Trust, which constitute 3 percent of the aggregate liquidation amount of all the Trust Securities.

NOTE 8 - LONG-TERM DEBT

The Mortgage and Deed of Trust (Mortgage) imposes a first mortgage lien on all physical properties owned, exclusive of subsidiary company assets and certain property and assets specifically excepted. The obligations collateralized are First Mortgage Bonds, including those First Mortgage Bonds designated as Secured Medium-Term Notes (MTNs) and those securing Pollution Control Revenue Bonds.

Long-term debt consists of the following:

                                                              DECEMBER 31,
                                                       ------------------------
                                                         2000           1999
                                                       ------------------------
                                                        (Thousands of Dollars)
First Mortgage Bonds:
   71/2% series, due 2001 ........................     $    --        $  25,000
   7% series, due 2005 ...........................         5,386         50,000
   81/4% series, due 2007 ........................           365         55,000
   8.95% series, due 2022 ........................         1,446         50,000
   Secured Medium-Term Notes-
      maturing 2000-2025 7.20%-8.11% .............        28,000         88,000
Pollution Control Revenue Bonds:
   City of Forsyth, Montana
      6 1/8% series, due 2023 ....................        90,205         90,205
      5.90% series, due 2023 .....................        80,000         80,000
Unsecured Medium-Term Notes:
   Series A - maturing 2000-2022 8.68%-8.80% .....          --           17,000
   Series B - maturing 2001-2026 7.05%-7.96% .....       100,000        100,000
Natural Gas Transition Bonds - 6.20%,
   due 2012 ......................................        58,412         61,015
ESOP Notes Payable - 9.20%, due 2004 .............        16,197         19,431
Other ............................................            27         12,762
Unamortized Discount and Premium .................        (2,859)        (3,797)
                                                       ------------------------
                                                         377,179        644,616
Less: Portion due within one year ................        67,716         47,148
                                                       ------------------------
                                                       $ 309,463      $ 597,468
                                                       ========================

On April 13, 2000, we retired, prior to maturity, $25,000,000 of our 7.5 percent First Mortgage Bonds (Bonds) due April 1, 2001.

On April 25, 2000, we offered to purchase any or all of the following series of our outstanding debt: 8.95 percent Bonds due February 1, 2022; 7.33 percent Secured MTNs due April 15, 2025; 8.11 percent Secured MTNs due January 25, 2023;
7.00 percent Bonds due March 1, 2005; and 8.25 percent Bonds due February 1, 2007. The total amount outstanding for these issues was $190,000,000 as of April 25, 2000. On May 24, 2000, we retired $182,803,000 of this amount, as follows:

    o    $44,614,000 of 7.00 percent Bonds due March 1, 2005;
    o    $54,635,000 of 8.25 percent Bonds due February 1, 2007;
    o    $48,554,000 of 8.95 percent Bonds due February 1, 2022;
    o    $20,000,000 of 7.33 percent Secured Series A MTNs due
         April 15, 2025; and
    o    $15,000,000 of 8.11 percent Secured Series A MTNs due January 25, 2023.

We retired two additional issues of Series A Secured MTNs during 2000. On January 13, 2000, we retired $5,000,000 of 7.25 percent notes due January 19, 2024, and on June 1, 2000, we retired at maturity $20,000,000 of 7.20 percent notes.

On January 14, 2000, we retired $7,000,000 of 8.68 percent Series A Unsecured MTNs due February 7, 2022. We retired $10,000,000 of 8.80 percent Series A Unsecured MTNs at maturity on February 22, 2000.

All of the above debt retirements, including transaction costs, were made from the proceeds received from the 1999 sale of our electric generating assets.

As discussed in Note 11, "Contingencies," we recorded long-term debt of approximately $57,000,000 regarding the Kerr mitigation in June 1997. This amount represented the net present value of future costs to be paid over the life of the license. With the sale of the generating assets, payments after the sale date are no longer our responsibility. Therefore, we reduced debt on the sale date to approximately $24,300,000. On December 30, 1999, we paid approximately $14,100,000 of this amount. We included the remaining balance of $10,200,000 at December 31, 1999, in "Other" in the table above. The final payment for $10,200,000 occurred on January 3, 2000.

Scheduled debt repayments on the long-term debt outstanding at December 31, 2000, amount to: $63,531,000 in 2001; $3,856,000 in 2002; $19,211,000 in 2003;
$4,599,000 in 2004; zero in 2005; and $292,958,000 thereafter.

On November 21, 2001, we issued $150,000,000 of 7.3 percent First Mortgage Bonds due December 1, 2006. For more information regarding our use of proceeds from the First Mortgage Bonds, see Note 17, "Nine Months Ended September 30, 2001 (Unaudited)" under the "Short-Term Borrowing" section.

NOTE 9 - SHORT-TERM BORROWING

We have short-term borrowing facilities with commercial banks that provide both committed and uncommitted lines of credit and the ability to sell commercial paper. Bank borrowings either bear interest at the lender's floating base rate and may be repaid at any time, or have fixed rates of interest and maturities. Commercial paper has fixed rates of interest and maturities.

At December 31, 2000, we had lines of credit consisting of $85,000,000 committed and $40,000,000 uncommitted. In addition, Entech, Inc. (Entech, a wholly owned non-utility subsidiary of MPC which is not included in our combined financial statement presentation) shares with us an uncommitted credit line of $30,000,000, from which either company may borrow but the total of which they cannot exceed. Facility fees or commitment fees on the committed lines of credit are not significant. We also have the ability to issue up to $85,000,000 of commercial paper based on the total of unused committed lines of credit and revolving credit agreements.

At December 31, 2000, we had outstanding notes payable to banks for $75,000,000 at a weighted average annual interest rate of 8.05 percent. Of these outstanding notes, $25,000,000 was issued from our committed lines of credit and the other $50,000,000 from our uncommitted lines of credit and the uncommitted line shared with Entech. At December 31, 1999, we had no outstanding short-term borrowing.

NOTE 10 - RETIREMENT PLANS

MPC maintains trusteed, noncontributory retirement plans covering substantially all of our employees. Prior to 1998, our retirement benefits were based on salary, years of service, and social security integration levels. In 1998, we amended our retirement plan's benefit provisions. Our retirement benefits are now based on salary, age, and years of service.

Our plan assets consist primarily of domestic and foreign corporate stocks, domestic corporate bonds, and United States Government securities.

We also have an unfunded, nonqualified benefit plan for senior management executives and directors. In December 1998, we froze the benefits earned and curtailed the plan.

As a result of the sale of our electric generating assets to PPL Montana, 454 participants related to electric generation operations were curtailed from the retirement plan and approximately $22,700,000 in assets were transferred from the retirement plan trust in December 1999. Pursuant to the agreement, when the calculation was finalized in February 2000, approximately $3,200,000 of additional assets were transferred to the PPL trust. In accordance with SFAS 88, we calculated a curtailment gain of approximately $4,100,000 and a settlement gain of approximately $7,800,000 in 1999. Due to regulatory accounting treatment, the gains were recorded as regulatory liabilities or offsets to regulatory assets, resulting in no income statement impact.

We offered a Special Retirement Program (SRP) to certain eligible employees during 2000. The SFAS 88 special termination charge resulting from 201 utility participants electing the SRP amounted to approximately $9,814,000. Due to regulatory accounting treatment, the expense was recorded as regulatory liabilities or offsets to regulatory assets, resulting in no income statement impact.

We also provide certain health care and life insurance benefits for eligible retired employees. In 1994, we established a pre-funding plan for postretirement benefits for utility employees retiring after January 1,1993. The plan assets consist primarily of domestic and foreign corporate stocks, domestic corporate bonds, and United States Government securities. The PSC allows us to include in rates all utility Other Postretirement Benefits costs on the accrual basis provided by SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

We also have a voluntary retirement savings plan in conjunction with our retirement plans. MPC contributes a matching percentage comprised of shares of MPC stock from a leveraged Employee Stock Ownership Plan arrangement and MPC shares purchased on the open market. For costs associated with these plans, see
Note 6, "Other Equity."

The following tables provide a reconciliation of the changes in the plans' benefit obligations and fair value of plan assets over the two-year period ending December 31, 2000, and a statement of the funded status as of December 31 of both years:

                                        PENSION BENEFITS          OTHER BENEFITS
                                     ------------------------------------------------
                                       2000         1999         2000         1999
                                     ------------------------------------------------
                                                  (Thousands of Dollars)
Change in benefit obligation:
   Benefit obligation at January 1   $ 197,333    $ 202,666    $  18,918    $  20,081
   Service cost on benefits earned       4,090        6,288          430          662
   Interest cost on projected
      benefit obligation .........      15,893       16,192        1,561        1,585
   Plan amendments ...............       7,578        8,607         --           --
   Assumption changes ............       5,859         --           --           --
   Actuarial (gain)/loss .........      (4,988)     (23,531)       4,920         (372)
   Adjustments for liability
      transfers ..................       9,225       21,617         --          1,963
   Curtailments ..................        --         (5,712)        --         (3,092)
   Settlements ...................        --        (18,096)        --           --
   Special termination benefits ..       9,814         --           --           --
   Gross benefits paid ...........     (11,694)     (10,698)      (2,661)      (1,909)
                                     ------------------------------------------------
   Benefit obligation at
      December 31 ................   $ 233,110    $ 197,333    $  23,168    $  18,918
                                     ================================================

Change in plan assets:
   Fair value of plan assets at
      January 1 ..................   $ 230,606    $ 222,484    $   9,916    $   7,898
   Actual return/(loss) on plan
      assets .....................      (4,955)      16,061          329          226
   Employer contributions ........        --           --          2,122        2,817
   Acquisitions/divestitures .....      (3,200)     (22,707)        --           --
   Assets allocated (to)/from
      related companies ..........      11,346       23,686         --            884
   Gross benefits paid ...........      (9,876)      (8,918)      (2,661)      (1,909)
                                     ------------------------------------------------
   Fair value of plan assets at
      December 31 ................   $ 223,921    $ 230,606    $   9,706    $   9,916
                                     ================================================
Reconciliation of funded status:
   Funded status at end of year ..   $  (9,189)   $  33,273    $ (13,461)   $  (9,003)
   Unrecognized net:
      Actuarial gain .............     (23,107)     (48,963)         (97)      (5,049)
      Prior service cost .........      21,295       15,325        1,459        1,605
      Transition obligation ......        (196)        (245)      10,034       10,871
                                     ------------------------------------------------
      Net amount recognized at
         December 31 .............   $ (11,197)   $    (610)   $  (2,065)   $  (1,576)
                                     ================================================

The following table provides the amounts recognized in the statement of financial position as of December 31:

                                     PENSION BENEFITS         OTHER BENEFITS
                                   --------------------------------------------
                                     2000        1999        2000        1999
                                   --------------------------------------------
                                              (THOUSANDS OF DOLLARS)
   Prepaid benefit cost ........   $ 11,028    $  7,379    $   --      $   --
   Accrued benefit cost ........    (22,225)     (7,989)     (2,065)     (1,576)
                                   --------------------------------------------
   Net amount recognized at
      December 31 ..............   $(11,197)   $   (610)   $ (2,065)   $ (1,576)
                                   ============================================

The following tables provide the components of net periodic benefit cost for the pension and other postretirement benefit plans, portions of which have been deferred or capitalized, for fiscal years 2000, 1999, and 1998:

                                                       PENSION BENEFITS
                                               --------------------------------
                                                 2000        1999        1998
                                               --------------------------------
                                                    (Thousands of Dollars)
Service cost on benefits earned ............   $  4,090    $  6,288    $  5,405
Interest cost on projected benefit
   obligation ..............................     15,893      16,193      13,369
Expected return on plan assets .............    (20,273)    (21,767)    (19,244)
Amortization of:
   Transition obligation ...................        (49)        (49)        (49)
   Prior service cost ......................      1,607       1,522         907
   Actuarial gain ..........................     (2,830)     (1,395)     (1,259)
                                               --------------------------------
Net periodic benefit cost (credit) .........     (1,562)        792        (871)
Special termination benefit charge .........      9,814        --          --
Curtailment (gain)/loss ....................       --        (3,751)       --
Settlement gain ............................       --        (7,844)       --
                                               --------------------------------
Net periodic benefit cost (credit)
   after curtailments and settlements ......   $  8,252    $(10,803)   $   (871)
                                               ================================

                                                        OTHER BENEFITS
                                               --------------------------------
                                                 2000        1999        1998
                                               --------------------------------
                                                    (Thousands of Dollars)
Service cost on benefits earned ............   $    430    $    662    $    612
Interest cost on projected benefit
   obligation ..............................      1,561       1,585       1,501
Expected return on plan assets .............       (819)       (723)       (670)
Amortization of:
   Transition obligation ...................        837       1,036       1,036
   Prior service cost ......................        146         158          54
   Actuarial gain ..........................       (128)       (111)       (250)
                                               --------------------------------
Net periodic benefit cost (credit) .........      2,027       2,607       2,283
Curtailment (gain)/loss ....................       --          (374)       --
                                               --------------------------------
Net periodic benefit cost (credit)
   after curtailments and settlements ......   $  2,027    $  2,233    $  2,283
                                               ================================

In 2000, funding for pension costs exceeded SFAS No. 87, "Employers Accounting for Pensions," pension expense by $3,078,000. In 1999, pension costs exceeded SFAS No. 87 pension expense by $1,631,000. The PSC allows recovery for the funding of pension costs through rates. Any differences between funding and expense are deferred for recognition in future periods. At December 31, 2000, the regulatory liability was $10,614,000.

The following assumptions were used in the determination of actuarial present values of the projected benefit obligations:

                                                     PENSION BENEFITS      OTHER BENEFITS
                                                     ----------------      ---------------
                                                     2000       1999       2000       1999
                                                     ----       -----      ----       ----
Weighted average assumptions as of December 31:
Discount rate .................................      7.50%      7.75%      7.50%      7.75%
Expected return on plan assets ................      9.00%      9.00%      9.00%      9.00%
Rate of compensation increase .................      4.40%      4.40%      4.40%      4.40%

Assumed health care costs trend rates have a significant effect on the amounts reported for the health care plans. A change of 1 percent in assumed health care cost trend rates would have the following effects:

                                                           1% INCREASE  1% DECREASE
                                                           -----------  -----------
                                                            (Thousands of Dollars)
Effect on the total of service and interest
  cost components of net periodic post-
  retirement health care benefit cost .................       $  86       $ (71)

Effect on the health care component of
  the accumulated postretirement benefit
  obligation ..........................................         585        (489)

The assumed 2001 health care cost trend rates used to measure the expected cost of benefits covered by the plans is 9.00 percent. The trend rate decreases through 2007 to 5.50 percent.

NOTE 11 - CONTINGENCIES

|_|      KERR PROJECT

A FERC order that preceded our sale of the Kerr Project required us to implement a plan to mitigate the effect of the Kerr Project operations on fish, wildlife, and habitat. To implement this plan, we were required to make payments of approximately $135,000,000 between 1985 and 2020, the term during which we would have been the licensee. The net present value of the total payments, assuming a
9.5 percent annual discount rate, was approximately $57,000,000, an amount we recognized as license costs in plant and long-term debt on the Comparative Balance Sheet in 1997. In the sale of the Kerr Project, the purchaser of our electric generating assets assumed the obligation to make post-closing license compliance payments.

In December 1998 and January 1999, we requested a review by the United States Court of Appeals for the District of Columbia Circuit of this order and another FERC order which included the United States Department of Interior's conditions. In December 2000, FERC issued an order approving a settlement among the parties. On February 15, 2001, the Circuit Court dismissed the petitions for review. Consequently, the approximately $24,000,000 that we paid into escrow in 2000 was released to the Confederated Salish and Kootenai Tribes (Tribes) to be used in accordance with the terms of the settlement. We have also transferred 669 acres of land on the Flathead Indian Reservation to the Tribes. With the payment and the transfer of land, we have fulfilled our obligations under the terms of this settlement. Because PPL Montana, the purchaser, assumed the obligation in excess of $24,000,000, the basis in the properties sold decreased and the regulatory liability associated with the deferred gain on the sale increased accordingly.

|_|      LONG-TERM POWER SUPPLY AGREEMENTS

Long-term power supply agreements, primarily an agreement with a large industrial customer, exposed us to losses and potential future losses. That agreement obligated us to deliver to our customer one half of its electric energy at a fixed price and the remainder at an index-based price with a cap. When the agreement was scheduled to expire at the end of 2002, the customer had an option to extend the agreement through 2004. If the customer had exercised this option, however, only index-based prices with no cap would have applied during the extension period. Until the end of 2002, we were contractually obligated to supply this and other industrial customers with electric energy purchased through an agreement indexed to the Mid-Columbia (Mid-C) market. As a result, we were exposed to the risk that electric energy we purchase at Mid-C prices could have been higher than the fixed sales rates at which we were required to sell electric energy pursuant to our power supply agreements.

In June 1998, we entered into a swap with the industrial customer whose agreement exposes us to most of our risk, so that the customer could effectively purchase all of its electric energy from us at a fixed rate. At the same time, we entered into a separate fixed-price purchase and related Mid-C index sale of equivalent volumes with other counterparties to hedge that swap and eliminate our exposure to fluctuating market prices. Both the purchase and sale agreements with the other counterparties remained effective through May 2001. During the third quarter 2000, however, our industrial customer whose contract exposed us to most of the commodity price risk increased its electric energy consumption, and wholesale electric prices increased substantially. The swap and related physical offset did not extend to the increase in our customer's consumption.

Specifically, the average monthly purchases of electric energy by this industrial customer increased more than 30 percent during the third quarter 2000 compared to the second quarter 2000. Average monthly wholesale electric prices in the Pacific Northwest, based on the Mid-C price index, more than doubled during the third quarter 2000 compared to the second quarter 2000. Because of these two events, the expenses of supplying our industrial customers with electric energy during the third quarter 2000 exceeded the associated revenues earned from these customers and the swap and physical offset by approximately $8,443,000. By contrast, for the entire six months ended June 30, 2000, the expenses incurred to supply these customers exceeded the associated revenues earned from these customers and the swap and physical offset by approximately $2,050,000.

To mitigate future losses, we entered into a five-month agreement in October 2000 with a counterparty - a fixed-for-floating financial swap whereby we fixed our purchase price on a portion of the electric energy needed to supply our industrial customers in exchange for a Mid-C index-based price. As long as our industrial customers did not materially change their estimated electric usage, this swap allowed us to fix the total cost of supplying their electric energy during the term of the swap and, therefore, in conjunction with our existing agreements, limited our losses from supplying these customers.

Based on the effects of the existing purchase and sales agreements, the financial swaps and customer usage, we incurred pretax losses of approximately $5,735,000 in the fourth quarter 2000. To eliminate our exposure to expected future losses through the remaining term of the power supply agreement, we executed a termination agreement effective June 30, 2001, under which we made a one-time payment of $62,500,000 to the industrial customer and ended our obligations under this power supply agreement. For further information on the long-term power supply agreement, see Note 17, "Nine Months Ended September 30, 2001 (Unaudited)," under "Contingencies."

|_|      CLASS ACTION LAWSUIT

On August 16, 2001, eight individuals filed a lawsuit in Montana State District Court, naming MPC, eleven of its current Board of Directors, three officers of both Touch America and MPC, and PPL Montana as defendants. In their complaint, the plaintiffs allege that MPC and its directors and officers had a legal obligation and a fiduciary duty to obtain shareholder approval before the sale of our former electric generation assets to PPL Montana. On September 14, 2001, the complaint was amended to add one other current officer of Touch America, one other current officer of MPC, and our investment banking consultants as additional defendants. As previously reported, MPC completed the sale of the electric generation assets to PPL Montana in December 1999. The plaintiffs further allege that because MPC shareholders did not vote, the sale of the generation assets is void and PPL Montana is holding these assets in constructive trust for the shareholders.


Alternatively, the plaintiffs allege that MPC shareholders should have been allowed to vote on the sale of the generation assets and, if an appropriate majority vote was obtained in favor of the sale, the shareholders should have been given dissenters' rights. The plaintiffs also make various claims of breaches of duty and negligence against the Board of Directors and the individual officers. The plaintiffs have indicated that they will seek court approval to proceed with this suit as a class action.


It is MPC's position that MPC and its directors and officers have fully complied with their statutory and fiduciary duties. Accordingly, MPC is defending the suit vigorously. MPC, which is seeking to have the lawsuit dismissed, filed responsive pleadings at the end of November 2001. At this early stage, however, MPC cannot predict the ultimate outcome of this matter or how it may affect our combined financial position, results of operations, or cash flows.

|_|      MISCELLANEOUS

We are parties to various other legal claims, actions, and complaints arising in the ordinary course of business. We do not expect the conclusion of any of these matters to have a material adverse effect on our combined financial position, results of operations, or cash flows.

NOTE 12 - COMMITMENTS

|_|      PURCHASE COMMITMENTS

     ELECTRIC UTILITY

The Public Utilities Regulatory Policies Act (PURPA) requires a public utility to purchase power from QFs at a rate equal to what it would pay to generate or purchase power. These QFs are power production or co-generation facilities that meet size, fuel use, ownership, and operating and efficiency criteria specified by PURPA. The electric utility has 15 long-term QF contracts with expiration terms ranging from 2003 through 2032 that require us to make payments for energy capacity and energy received at prices established by the PSC. Three contracts account for 96 percent of the 101 MWs of capacity provided by these facilities. Montana's Electric Act designates the above-market portion of the QF costs as Competitive Transition Costs (CTCs) and allows for their recovery. For more information about CTCs, see Note 2, "Deregulation, Regulatory Matters, and 1999 Sale of Electric Generating Assets."

The Asset Purchase Agreement with PPL Montana, dated as of October 31, 1998 and amended June 29, 1999 and October 29, 1999, included two Wholesale Transition Service Agreements (WTSAs), effective December 17, 1999. These agreements enable us to fulfill our obligation to supply power until July 2002 to those customers who have not chosen another supplier. One agreement commits us to purchase 200 MWs per hour through December 2001, and the other agreement to purchase through June 2002 any power requirements remaining after having received power through the first WTSA, QFs, and Milltown Dam. Both agreements price the power sold at a market index, with a monthly floor and an annual cap. Under both agreements, the annual cap is $22.25/MWh, which has been in effect for most of 2000 because wholesale electric energy prices in the Pacific Northwest have been higher than this amount. Assuming an 8.05 percent discount rate (our average short-term borrowing rate at December 31, 2000), current market indices, and current load forecasts, we estimate the net present value of the power purchased under the WTSAs at $81,000,000 for 2001 and $34,000,000 for 2002.

MPC's former subsidiary, MPT&M - which was sold on October 31, 2000 as part of the oil and natural gas businesses - had entered into several purchase power agreements in 1998. These agreements were assigned to the electric utility in 2000. One agreement obligates us to purchase 40 MWs per hour at a fixed rate until May 2001, and the other to purchase 100 MWs per hour of firm capacity and firm energy at 100 percent load factor at a market-indexed rate until August 2001.

     NATURAL GAS UTILITY

The natural gas utility entered into take-or-pay contracts with Montana natural gas producers to provide adequate supplies of natural gas for our utility customers. We currently have six of these contracts, with expirations between 2002 and 2006. If we can supply customers with less expensive natural gas, we purchase the minimum required by the take-or-pay contracts. The cost of purchases through take-or-pay contracts is part of those costs submitted to the PSC for recovery in future rates. Since 1998, the natural gas utility enters only into one-year take-or-pay contracts, because of the uncertainty about the number and timing of customers who will choose another natural gas supplier under Montana's Natural Gas Act.


     CONTRACTUAL PAYMENTS AND PRESENT VALUE

Total payments under all of these contracts for the prior three years were as follows:

                           UTILITY              TOTAL
                    -----------------------------------
                    ELECTRIC   NATURAL GAS
                    -----------------------------------
                         (Thousands of Dollars)
2000                $272,075     $  7,101     $279,176
1999                  61,274        4,069       65,343
1998                  50,611        3,508       54,119

Under the above agreements, the present value of future minimum payments, at a discount rate of 8.05 percent, is as follows:

                                               UTILITY                   TOTAL
                                      ------------------------------------------
                                      ELECTRIC        NATURAL GAS
                                      ------------------------------------------
                                                 (Thousands of Dollars)
2001                                  $224,435         $  5,003         $229,438
2002                                    42,905            4,450           47,355
2003                                     8,380              641            9,021
2004                                     8,001              546            8,547
2005                                     7,537              465            8,002
Remainder                               97,486              395           97,881
                                      ------------------------------------------
                                      $388,744         $ 11,500         $400,244
                                      ==========================================

|_|      LEASE COMMITMENTS

On December 30, 1985, we sold our 30-percent share of Colstrip Unit 4 agreed to lease back our share under a net, 25-year lease with annual payments of approximately $32,000,000. We have been accounting for this transaction as an operating lease. We did not sell this nonutility leasehold interest and its related assets and liabilities and contract obligations to PPL Montana in 1999. This lease is included in the anticipated sale of the Utility to NorthWestern Corporation. We have no other material minimum operating lease payments.

Capitalized leases are not material and are included in other long-term debt.

Rental expense for the prior three years, including Colstrip Unit 4, was $41,900,000 for 2000, $59,300,000 for 1999, and $58,800,000 for 1998.


NOTE 13 - NEW ACCOUNTING PRONOUNCEMENTS

|_|      SFAS NOS. 141, 142, 143, AND 144

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations." SFAS No. 141 eliminates the use of the pooling of interests method of accounting, and requires that all mergers and acquisitions be accounted for using the purchase method of accounting. SFAS No. 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and adds new disclosure requirements. This statement is effective for all mergers and acquisitions initiated after June 30, 2001. Adoption of this pronouncement is not expected to have a material impact on our financial position, results of operations, or cash flows.

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 eliminates amortization of goodwill and other indefinite-lived intangibles. These assets will now be assessed at least annually for impairment using a fair value based test. Intangible assets with a finite life will continue to be amortized over that life. The amortization provisions of SFAS No. 142 apply to goodwill and other intangibles acquired after June 30, 2001. For goodwill and other intangible assets acquired prior to July 1, 2001, adoption of SFAS No. 142 is required for fiscal years beginning after December 15, 2001. We are currently evaluating this pronouncement, but we do not expect it to have a material impact on our financial position, results of operations, or cash flows.

In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a legal liability for an asset retirement obligation in the period it is incurred. The asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. We are currently evaluating this pronouncement, but we do not expect it to have a material impact on our financial position, results of operations, or cash flows.

In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2001. We are currently evaluating the impact, if any, this pronouncement will have on our financial position, results of operations, or cash flows.

NOTE 14 - INFORMATION ON INDUSTRY SEGMENTS

Our utility business purchases, transmits, and distributes electric energy and natural gas, and the Colstrip Unit 4 division manages long-term power supply agreements. Our other operations consists primarily of Montana Power Services Company, One Call Locators, LLC, and Discovery Energy Solutions, Inc. (DES). One Call Locators, LLC, locates underground lines while DES handles the energy productivity improvement activities.

Identifiable assets of each industry segment are principally those assets used in our operation of those industry segments. Corporate assets are principally cash and cash equivalents and temporary investments. We consider segment information for foreign operations to be insignificant.

OPERATIONS INFORMATION


                                                                  NINE MONTHS ENDED
                                                     -----------------------------------------
                                                                 SEPTEMBER 30, 2001
                                                     -----------------------------------------
                                                               (Thousands of Dollars)

INDUSTRY SEGMENTS

                                                      ELECTRIC      NATURAL GAS       OTHER
                                                     -----------------------------------------
Sales to unaffiliated customers ..................   $   421,850    $   100,365    $    14,091
Intersegment sales ...............................           542            234          1,066
Pretax operating income (loss) ...................       (34,759)        (1,786)         1,753
Capital expenditures .............................        29,220         15,127            449
Identifiable assets ..............................     1,033,089        522,553         34,311

RECONCILIATION TO COMBINED TOTAL

                                                       SEGMENT                       COMBINED
                                                        TOTAL       ADJUSTMENTS(a)    TOTAL
                                                     -----------------------------------------
Sales to unaffiliated customers ..................   $   536,306    $      --      $   536,306
Intersegment sales ...............................         1,842         (1,842)          --
Pretax operating loss ............................       (34,792)          --          (34,792)
Capital expenditures .............................        44,796           --           44,796
Identifiable assets ..............................     1,589,953           --        1,589,953

                                                                     YEAR ENDED
                                                     -----------------------------------------
                                                                 DECEMBER 31, 2000
                                                     -----------------------------------------
                                                               (Thousands of Dollars)

INDUSTRY SEGMENTS

                                                       ELECTRIC     NATURAL GAS       OTHER
                                                     -----------------------------------------
Sales to unaffiliated customers ..................   $   535,654    $   129,220    $    11,179
Intersegment sales ...............................           772            269          1,291
Depreciation and amortization ....................        39,559          8,830          5,734
Pretax operating income (loss) ...................        18,168         (4,405)           334
Interest expense .................................        26,726         16,077          1,047
Interest income ..................................        12,041          4,984           --
Income tax benefit ...............................        (9,399)        (9,943)          (257)
Capital expenditures .............................        42,718          7,546         27,603
Identifiable assets ..............................     1,244,530        363,870         76,385

RECONCILIATION TO COMBINED TOTAL

                                                       SEGMENT                       COMBINED
                                                        TOTAL       ADJUSTMENTS(a)    TOTAL
                                                     -----------------------------------------
Sales to unaffiliated customers ..................   $   676,053    $      --      $   676,053
Intersegment sales ...............................         2,332         (2,332)          --
Depreciation and amortization ....................        54,123           --           54,123
Pretax operating income ..........................        14,097           --           14,097
Interest expense .................................        43,850         (2,478)        41,372
Interest income ..................................        17,025         (2,478)        14,547
Income tax benefit ...............................       (19,599)          --          (19,599)
Capital expenditures .............................        77,867           --           77,867
Identifiable assets ..............................     1,684,785           --        1,684,785

(a) The amounts indicated include certain eliminations between the business segments.

OPERATIONS INFORMATION

                                                                     YEAR ENDED
                                                     -----------------------------------------
                                                                 DECEMBER 31, 1999
                                                     -----------------------------------------
                                                               (Thousands of Dollars)

INDUSTRY SEGMENTS

                                                       ELECTRIC     NATURAL GAS       OTHER
                                                     -----------------------------------------
Sales to unaffiliated customers ..................   $   545,390    $   111,417    $       274
Intersegment sales ...............................           714            202            889
Depreciation and amortization ....................        56,282          9,275          4,137
Pretax operating income ..........................       113,740         16,430          2,055
Interest expense .................................        37,893         15,229            706
Interest income ..................................         3,875            793             (9)
Income tax expense ...............................        13,054            380            461
Capital expenditures .............................        50,503         13,115         15,957
Identifiable assets ..............................     1,687,511        495,846         40,987

RECONCILIATION TO COMBINED TOTAL

                                                       SEGMENT                       COMBINED
                                                        TOTAL       ADJUSTMENTS(a)    TOTAL
                                                     -----------------------------------------
Sales to unaffiliated customers ..................   $   657,081    $      --      $   657,081
Intersegment sales ...............................         1,805         (1,805)          --
Depreciation and amortization ....................        69,694           --           69,694
Pretax operating income ..........................       132,225           --          132,225
Interest expense .................................        53,828           (973)        52,855
Interest income ..................................         4,659           (973)         3,686
Income tax expense ...............................        13,895           --           13,895
Capital expenditures .............................        79,575           --           79,575
Identifiable assets ..............................     2,224,344           --        2,224,344

                                                                     YEAR ENDED
                                                     -----------------------------------------
                                                                 DECEMBER 31, 1998
                                                     -----------------------------------------
                                                               (Thousands of Dollars)

INDUSTRY SEGMENTS

                                                       ELECTRIC     NATURAL GAS       OTHER
                                                     -----------------------------------------
Sales to unaffiliated customers ..................   $   530,400    $   107,363    $      --
Intersegment sales ...............................           850            192           --
Depreciation and amortization ....................        59,213          8,683          3,684
Pretax operating income (loss) ...................       127,710         14,977            (18)
Interest expense .................................        48,098         12,947            961
Interest income ..................................         3,330            439           --
Income tax expense (benefit) .....................        27,760            134           (467)
Capital expenditures .............................        69,080         25,193            188
Identifiable assets ..............................     1,664,568        588,291         30,246

RECONCILIATION TO COMBINED TOTAL

                                                       SEGMENT                       COMBINED
                                                        TOTAL       ADJUSTMENTS(a)    TOTAL
                                                     -----------------------------------------
Sales to unaffiliated customers ..................   $   637,763    $      --      $   637,763
Intersegment sales ...............................         1,042         (1,042)          --
Depreciation and amortization ....................        71,580           --           71,580
Pretax operating income ..........................       142,669           --          142,669
Interest expense .................................        62,006         (1,004)        61,002
Interest income ..................................         3,769         (1,004)         2,765
Income tax expense ...............................        27,427           --           27,427
Capital expenditures .............................        94,461           --           94,461
Identifiable assets ..............................     2,283,105           --        2,283,105

(a) The amounts indicated include certain eliminations between the business segments.

NOTE 15 - OTHER INCOME - NET

The following table provides the components of other income - net:

                            UNAUDITED
                           NINE MONTHS           YEAR ENDED DECEMBER 31,
                              ENDED        ------------------------------------
                             9/30/01         2000          1999          1998
                           -----------------------------------------------------
Interest income ........     $ (2,496)     $(14,547)     $ (3,686)     $ (2,765)
Other ..................          789            66         1,119           195
                           -----------------------------------------------------
                             $ (1,707)     $(14,481)     $ (2,567)     $ (2,570)
                           =====================================================

NOTE 16 - GENERATION ASSETS (UNAUDITED)

As discussed in Note 2, "Deregulation, Regulatory Matters, and 1999 Sale of Electric Generating Assets," on December 17, 1999, MPC sold substantially all of our electric generating assets and related contracts. Prior to the sale, the combined statements of income for the years ended December 31, 1999 and 1998 include generation amounts. These amounts consist of the following:

                                                              YEAR ENDED
                                                       ------------------------
                                                             DECEMBER 31,
                                                       ------------------------
                                                         1999           1998
                                                       ------------------------
                                                        (Thousands of Dollars)
REVENUES* ........................................     $ 228,811      $ 240,144

EXPENSES:
   Operations and maintenance ....................       147,451        142,636
   Selling, general, and administrative ..........         9,021         13,469
   Taxes other than income taxes .................        17,306         15,770
   Depreciation and amortization .................        19,378         19,728
                                                       ------------------------
                                                         193,156        191,603

INCOME FROM OPERATIONS ...........................        35,655         48,541

INTEREST EXPENSE AND OTHER INCOME:
   Interest ......................................         7,443         19,207
   Other income - net ............................          (883)          (714)
                                                       ------------------------
                                                           6,560         18,493
                                                       ------------------------
   INCOME BEFORE INCOME TAXES ....................        29,095         30,048

INCOME TAX EXPENSE (BENEFIT) .....................        (7,490)         8,115
                                                       ------------------------

NET INCOME .......................................     $  36,585      $  21,933
                                                       ========================

    * Generation revenues include an allocation of our previously bundled rates.

NOTE 17 - NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)

|_|      DERIVATIVE FINANCIAL INSTRUMENTS

For the month of July 2001, we entered into a swap agreement with a counterparty to hedge 50 MWs, which we were purchasing at the Mid-C index price from a power generator, but were selling at a fixed price to a power marketer. The hedged electric energy sales resulted in a $200,000 after-tax gain and the ineffective swap hedging those sales in a $400,000 after-tax loss. It was our only derivative transaction in the third quarter 2001.

For the nine months ended September 30, 2001, the hedged electric energy sales resulted in an after-tax loss of $25,300,000, and the price swaps hedging those sales in an after-tax gain of approximately $7,200,000. At September 30, 2001, we did not have agreements to purchase electric energy for sales to power marketers and, therefore, do not expect to enter into financial derivative transactions in the fourth quarter 2001.

|_|      LONG-TERM DEBT

We made scheduled semi-annual repayments of approximately $2,500,000 and $1,700,000 on our 6.2 percent natural gas transition bonds on March 15, 2001 and September 17, 2001, respectively. In addition, on April 6, 2001, we retired $60,000,000 of our variable rate Series B Unsecured Medium Term Notes at maturity.

|_|      SHORT-TERM BORROWING

At September 30, 2001, we had committed lines of credit of $65,000,000, uncommitted lines of $30,000,000, and outstanding notes payable to banks for $74,600,000. These notes consisted of $60,000,000 from our committed lines of credit and $14,600,000 from our uncommitted lines, at a weighted average annual interest rate of 4.36 percent. Facility or commitment fees on the committed lines of credit are not significant. Our committed and uncommitted lines expired by the end of November 2001.

On November 21, 2001, we issued $150,000,000 in First Mortgage Bonds. We have used the proceeds from the bonds to repay the $60,000,000 outstanding under our committed credit line, repay $15,800,000 in short-term borrowings, and repay an intercompany loan between Montana Power and Entech. We expect to use the remaining balance for existing cash requirements and to redeem our ESOP Notes.

|_|      CONTINGENCIES

LONG-TERM POWER SUPPLY AGREEMENTS

Long-term power supply agreements, primarily an agreement with a large industrial customer, had exposed us to losses and potential future losses mainly because of unusually high electric energy market prices. To eliminate our exposure to expected future losses through December 2002 when the agreement with that customer terminated, we executed a termination agreement effective June 30, 2001. Under the termination agreement, we made a one-time payment of $62,500,000 to the customer and ended our obligations under this power supply agreement. We recorded a pretax loss of $62,500,000, or approximately $37,900,000 after income taxes, in the second quarter 2001. Prior to the termination agreement, we recorded pretax losses associated with the power supply agreement of approximately $2,500,000 in the first quarter 2001 and $22,500,000 in the second quarter 2001.

|_|      COMMITMENTS

ELECTRIC UTILITY

In its 2001 session, the Montana Legislature passed House Bill 474, which extends the transition period of electric deregulation in Montana from July 1, 2002 to July 1, 2007 and, therefore, our obligation as a default supplier through June 30, 2007. We entered into three purchase power agreements in

October 2001 that enable us to satisfy, in part, our electric default supply obligation. These agreements commit us to purchase a total of 561 MWs per hour during peak hours and 411 MWs per hour during off-peak hours in the first year of the extended transition period. In the remaining four years of the transition period, the agreements also obligate us to purchase 450 MWs per hour during the peak hours and 300 MWs per hour during the off-peak hours. These purchases are included in our default supply portfolio filing with the PSC dated October 29, 2001.

Assuming a 4.36 percent discount rate and current load forecast, the present value of future minimum payments under these agreements is as follows:

                                               Thousands
                                               of Dollars
                                              ------------
                    2002..................    $     62,186
                    2003..................         107,691
                    2004..................          92,452
                    2005..................          88,337
                    2006..................          84,649
                    Remainder.............          40,558
                                              ------------
                                              $    475,873
                                              ============

House Bill 474 also provides for the complete recovery in rates of the default supplier's costs that are prudently incurred to supply electric energy.